UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated October 2, 2015

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2015, AGCO Corporation (“AGCO”) amended its Amended and Restated Executive Nonqualified Pension Plan to (i) limit participation to only those individuals who were participants in the plan as of July 31, 2015, (ii) add an additional benefit, commencing at the end of the current 15-year benefit period, providing each participant an annuity in an amount equal to the annual payment during that 15-year period (or an equivalent value if a joint and survivor annuity is selected by the participant), and (iii) to make various other administrative changes. The new benefit generally will be available only to participants who retire on or after reaching normal retirement age and otherwise have a vested benefit under the plan. A copy of the plan, as amended, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

AGCO intends to implement a new defined contribution plan for future officers who otherwise would have participated in the existing plan.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1        AGCO Corporation Amended and Restated Executive Nonqualified Pension Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: October 2, 2015